Exhibit 10(a)(xxxvi)
AMENDMENT NUMBER ONE
TO THE
COUSINS PROPERTIES INCORPORATED
2019 OMNIBUS INCENTIVE STOCK PLAN
(Effective as of April 23, 2019)

On April 23, 2019, the shareholders of Cousins Properties Incorporated (“CPI”) approved that certain 2019 Omnibus Incentive Stock Plan (the “Plan”)

WHEREAS, the Plan established certain limitations on the number of shares of CPI’s Common Stock which can be issued under the Plan;

WHEREAS, pursuant to the terms of that certain Agreement and Plan of Merger (“Merger Agreement”) dated March 25, 2019, by and among CPI, TIER REIT, Inc. (“TIER”) and Murph Subsidiary Holdings Corporation (“Sub”), on June 14, 2019, TIER merged with and into Sub (the “Merger”), with Sub continuing as the surviving corporation;

WHEREAS, in connection with the Merger, CPI received approval of the holders of the CPI Common Stock to amend its articles of incorporation to effect a reverse split (the “Reverse Split”) of all of the issued and outstanding CPI Common Stock, with a one-to-four ratio (the “Reverse Split Ratio”) and a proportionate reduction in the number of authorized shares of CPI Common Stock;
WHEREAS, the Reverse Split was effective on June 14, 2019;

WHEREAS, in connection with the Merger, the Compensation, Succession, Nominating and Governance Committee (“Committee”) approved certain adjustments to the Plan to reflect the impact of the Reverse Split;

WHEREAS, in connection with the Reverse Split, CPI is hereby amending the Plan to reflect the Reverse Split, as approved by the Committee;

NOW, THEREFORE, pursuant to the power to amend reserved in Section 22 of the Plan, the Plan is hereby amended as follows effective as of June 15, 2019:

1.Section 4.1 of the Plan is hereby amended so that the maximum number of Shares reserved for issuance under the Plan shall be 3,750,000, which equals the product obtained by dividing (a) 15,000,000 by (b) the Reverse Stock Split Ratio.

2.Section 4.3 of the Plan is hereby amended so that the maximum aggregate grant of Shares subject to Options, SARs, Restricted Stock, Restricted Stock Units, Performance Shares, Profits Interest Units, and Other Stock-Based Awards payable or denominated in Shares and/or cash which may be granted to any Participant, other than a non-Employee Director, in any fiscal year shall not exceed 375,000 Shares (the “Annual Award Limit”), which adjusted Share amount equals the product obtained by dividing (a) 1,500,000 by (b) the Reverse Stock Split Ratio.

Exhibit 10(a)(xxxvi)
3.All capitalized terms not defined herein shall have the meanings ascribed thereto in the Plan.

4.Except as otherwise expressly amended by this Amendment, all the provisions of the Plan shall remain in full force and effect.
IN WITNESS WHEREOF, Cousins Properties Incorporated has caused this Amendment to be executed by its duly authorized officer as of the 15th day of June, 2019.

Cousins Properties Incorporated a Georgia corporation

By:
Pamela F. Roper
Executive Vice President, General Counsel & Corporate Secretary